Exhibit 99.1

2017 — Q4

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended December 31, 2017

Overview: — **Section I**
- Summary Description 1
- Equity Research Coverage 2
- Selected Financial Summary Data 3
- Selected Portfolio Data 4

Financial Statements: — **Section II**
- Consolidated Balance Sheets 5
- Consolidated Statements of Operations 6
- Funds from Operations 7
- Diluted Share and Unit Computations 8
- Adjusted Funds from Operations 9
- Adjusted EBITDA 10

Portfolio Information: — **Section III**
- Office and Data Center Shell Properties by Segment 11
- NOI from Real Estate Operations and Occupancy by Property Grouping 12
- Consolidated Real Estate Revenues and NOI by Segment 13
- Cash NOI by Segment 14
- Same Properties Average Occupancy Rates by Segment 15
- Same Properties Period End Occupancy Rates by Segment 15
- Same Property Real Estate Revenues and NOI by Segment 16
- Same Property Cash NOI by Segment 17
- Leasing – Office and Data Center Shell Portfolio 18-19
- Lease Expiration Analysis 20-21
- 2018 Core Portfolio Quarterly Lease Expiration Analysis 22
- Top 20 Tenants 23

Investing Activity: — **Section IV**
- Property Dispositions 24
- Summary of Construction Projects 25
- Summary of Redevelopment Projects 26
- Summary of Pre-leased Pre-construction Project 26
- Construction and Redevelopment Placed in Service 27
- Summary of Land Owned/Controlled 28

Capitalization: — **Section V**
- Capitalization Overview 29
- Summary of Outstanding Debt 30-31
- Debt Analysis 32
- Consolidated Real Estate Joint Ventures 33
- Unconsolidated Real Estate Joint Venture 34

Reconciliations & Definitions: — **Section VI**
- Supplementary Reconciliations of Non-GAAP Measures 35-37
- Definitions 38-43

Earnings Release: — **i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of December 31, 2017, we derived 88% of our core portfolio annualized revenue from Defense/IT Locations and 12% from our Regional Office Properties. As of December 31, 2017, our core portfolio of 156 office and data center shell properties, including six owned through an unconsolidated joint venture, encompassed 17.1 million square feet and was 95.1% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Positive; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

Page	Three Months Ended	Year Ended
SUMMARY OF RESULTS	Refer.	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Net income	6	$11,356	$22,682	$19,207	$23,088	$26,603	$76,333	$15,655
NOI from real estate operations	13	$81,535	$82,160	$80,963	$79,546	$81,734	$324,204	$330,739
Same Property NOI	16	$68,643	$68,363	$68,723	$68,482	$69,102	$274,211	$268,331
Same Property Cash NOI	17	$69,607	$69,725	$68,994	$68,114	$68,973	$276,440	$267,306
Adjusted EBITDA	10	$76,958	$77,336	$75,595	$73,885	$76,781	$303,774	$308,146
Diluted AFFO avail. to common share and unit holders	9	$31,920	$41,359	$43,687	$38,347	$40,717	$155,313	$158,487
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$1.100	$1.100

Per share - diluted:
EPS	8	$0.10	$0.21	$0.08	$0.18	$0.22	$0.57	$(0.03)
FFO - NAREIT	8	$0.48	$0.55	$0.42	$0.51	$0.57	$1.95	$1.82
FFO - as adjusted for comparability	8	$0.53	$0.53	$0.49	$0.47	$0.51	$2.03	$2.01

Numerators for diluted per share amounts:
Diluted EPS	6	$9,846	$20,821	$7,859	$18,050	$20,976	$56,576	$(3,294)
Diluted FFO available to common share and unit holders	7	$48,920	$55,966	$42,767	$51,900	$56,558	$199,553	$178,761
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$54,161	$54,757	$50,658	$48,163	$50,219	$207,739	$197,317

Payout ratios:
Diluted FFO	N/A	58.5%	50.3%	65.9%	54.2%	49.5%	56.7%	60.9%
Diluted FFO - as adjusted for comparability	N/A	52.9%	51.5%	55.6%	58.5%	55.7%	54.5%	55.1%
Diluted AFFO	N/A	89.7%	68.1%	64.5%	73.4%	68.7%	72.9%	68.6%

CAPITALIZATION
Total Market Capitalization	29	$4,903,623	$5,272,960	$5,524,727	$5,503,036	$5,315,331
Total Equity Market Capitalization	29	$3,061,456	$3,385,759	$3,612,511	$3,583,815	$3,395,102
Gross debt	30	$1,872,167	$1,917,201	$1,942,216	$1,949,221	$1,950,229
Net debt to adjusted book	32	41.0%	41.8%	42.4%	38.2%	38.3%	N/A	N/A
Net debt plus preferred equity to adjusted book	32	41.2%	42.0%	42.6%	42.2%	42.9%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	3.7	x	3.7	x	3.2	x	3.1	x	3.1	x	3.4	x	3.0	x
Net debt to in-place adjusted EBITDA ratio	32	6.1	x	6.2	x	6.4	x	5.9	x	5.7	x	N/A	N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	32	6.1	x	6.2	x	6.4	x	6.5	x	6.3	x	N/A	N/A

OTHER
Revenue from early termination of leases	N/A	$634	$749	$467	$612	$794	$2,462	$2,281
Capitalized interest costs	N/A	$1,032	$1,055	$1,611	$1,531	$1,419	$5,229	$5,723

Corporate Office Properties Trust
Selected Portfolio Data (1)

	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	159	159	165	164	164
Consolidated Portfolio	153	153	159	158	158
Core Portfolio	156	153	153	152	152
Same Properties	135	135	135	135	135

% Occupied
Total Portfolio	93.6%	93.4%	93.0%	92.4%	92.1%
Consolidated Portfolio	93.2%	93.0%	92.6%	92.0%	91.6%
Core Portfolio	94.5%	94.3%	93.8%	93.3%	92.9%
Same Properties	92.8%	92.6%	92.6%	92.3%	91.8%

% Leased
Total Portfolio	94.2%	94.2%	94.0%	93.3%	93.5%
Consolidated Portfolio	93.9%	93.8%	93.7%	92.9%	93.1%
Core Portfolio	95.1%	95.1%	94.8%	94.2%	94.4%
Same Properties	93.4%	93.4%	93.5%	93.1%	93.2%

Square Feet (in thousands)
Total Portfolio	17,345	17,376	17,323	17,082	17,190
Consolidated Portfolio	16,383	16,413	16,361	16,121	16,228
Core Portfolio	17,059	16,737	16,568	16,347	16,301
Same Properties	14,409	14,409	14,409	14,409	14,409

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (2)	16.86	16.86	16.86	14.86	14.86

(1)	Our total portfolio and core portfolio included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Leased to tenants with further expansion rights of up to a combined 17.92 megawatts as of 12/31/2017.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Assets
Properties, net
Operating properties, net	$2,737,611	$2,690,712	$2,688,174	$2,670,157	$2,671,831
Construction and redevelopment in progress, including land (1)	50,316	70,202	107,910	108,925	86,323
Land held (1)	353,178	336,117	338,475	313,932	315,208
Total properties, net	3,141,105	3,097,031	3,134,559	3,093,014	3,073,362
Assets held for sale (2)	42,226	74,415	51,291	41,391	94,654
Cash and cash equivalents	12,261	10,858	10,606	226,470	209,863
Restricted cash and marketable securities	7,186	6,173	6,866	6,439	8,193
Investment in unconsolidated real estate joint venture	25,066	25,194	25,335	25,417	25,548
Accounts receivable, net	31,802	27,624	42,742	29,431	34,438
Deferred rent receivable, net	86,710	84,743	89,832	89,410	90,219
Intangible assets on real estate acquisitions, net	59,092	64,055	69,205	73,748	78,351
Deferred leasing costs, net	48,322	47,033	40,506	40,753	41,214
Investing receivables	57,493	56,108	54,598	53,570	52,279
Prepaid expenses and other assets, net	67,221	66,538	49,347	59,723	72,764
Total assets	$3,578,484	$3,559,772	$3,574,887	$3,739,366	$3,780,885
Liabilities and equity
Liabilities:
Debt	$1,828,333	$1,873,291	$1,897,734	$1,903,657	$1,904,001
Accounts payable and accrued expenses	108,137	121,483	95,267	83,107	108,682
Rents received in advance and security deposits	25,648	26,223	25,444	28,393	29,798
Dividends and distributions payable	28,921	28,462	28,462	31,131	31,335
Deferred revenue associated with operating leases	11,682	12,047	13,172	11,750	12,666
Deferred property sale (2)	43,377	—	—	—	—
Capital lease obligation	15,853	16,347	16,177	—	—
Redeemable preferred shares at liquidation preference (3)	—	—	—	—	26,583
Other liabilities	41,822	43,866	56,076	55,784	50,177
Total liabilities	2,103,773	2,121,719	2,132,332	2,113,822	2,163,242
Redeemable noncontrolling interests	23,125	23,269	23,731	23,676	22,979
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	—	—	—	172,500	172,500
Common shares	1,013	996	995	994	985
Additional paid-in capital	2,201,047	2,150,067	2,146,119	2,136,369	2,116,581
Cumulative distributions in excess of net income	(818,190)	(800,290)	(793,828)	(774,445)	(765,276)
Accumulated other comprehensive income (loss)	2,167	(859)	(1,163)	(370)	(1,731)
Total COPT’s shareholders’ equity	1,386,037	1,349,914	1,352,123	1,535,048	1,523,059
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	44,481	44,089	46,233	46,683	49,228
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	12,268	11,981	11,668	11,337	13,577
Total noncontrolling interests in subsidiaries	65,549	64,870	66,701	66,820	71,605
Total equity	1,451,586	1,414,784	1,418,824	1,601,868	1,594,664
Total liabilities, redeemable noncontrolling interests and equity	$3,578,484	$3,559,772	$3,574,887	$3,739,366	$3,780,885

(1)	Please refer to pages 25, 26 and 28 for detail.

(2)	As of 12/31/17, these lines include the carrying amount and sale proceeds pertaining to a property sale not recognized for accounting purposes. Please refer to page 24.

(3)
We redeemed all of our Series K Preferred Shares effective 1/21/17. Since we notified holders of such shares in December 2016 that we were redeeming the shares, we present the liquidation preference as a liability as of 12/31/16.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Revenues
Rental revenue	$101,485	$102,275	$101,347	$100,615	$100,849	$405,722	$417,711
Tenant recoveries and other real estate operations revenue	26,200	24,956	26,950	26,152	27,150	104,258	108,253
Construction contract and other service revenues	36,882	29,786	23,138	13,034	13,992	102,840	48,364
Total revenues	164,567	157,017	151,435	139,801	141,991	612,820	574,328
Expenses
Property operating expenses	47,449	46,368	48,628	48,519	47,562	190,964	197,530
Depreciation and amortization associated with real estate operations	33,938	34,438	32,793	33,059	32,929	134,228	132,719
Construction contract and other service expenses	36,029	28,788	22,315	12,486	12,968	99,618	45,481
Impairment losses (recoveries)	13,659	(161)	1,625	—	1,554	15,123	101,391
General and administrative expenses	5,552	5,692	6,017	6,747	6,211	24,008	30,095
Leasing expenses	1,447	1,676	1,842	1,864	1,578	6,829	6,458
Business development expenses and land carry costs	1,646	1,277	1,597	1,693	1,747	6,213	8,244
Total operating expenses	139,720	118,078	114,817	104,368	104,549	476,983	521,918
Operating income	24,847	38,939	36,618	35,433	37,442	135,837	52,410
Interest expense	(19,211)	(19,615)	(19,163)	(18,994)	(18,664)	(76,983)	(83,163)
Interest and other income	1,501	1,508	1,583	1,726	1,567	6,318	5,444
Loss on early extinguishment of debt	—	—	(513)	—	(1,073)	(513)	(1,110)
Income (loss) before equity in income of unconsolidated entities and income taxes	7,137	20,832	18,525	18,165	19,272	64,659	(26,419)
Equity in income of unconsolidated entities	720	719	718	725	718	2,882	1,332
Income tax expense	(953)	(57)	(48)	(40)	(272)	(1,098)	(244)
Income (loss) before gain on sales of real estate	6,904	21,494	19,195	18,850	19,718	66,443	(25,331)
Gain on sales of real estate	4,452	1,188	12	4,238	6,885	9,890	40,986
Net income	11,356	22,682	19,207	23,088	26,603	76,333	15,655
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(325)	(704)	(273)	(634)	(793)	(1,936)	155
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	(908)	(897)	(907)	(934)	(912)	(3,646)	(3,711)
Net income attributable to COPT	9,958	20,916	17,862	21,355	24,733	70,091	11,439
Preferred share dividends	—	—	(3,039)	(3,180)	(3,640)	(6,219)	(14,297)
Issuance costs associated with redeemed preferred shares	—	—	(6,847)	—	(17)	(6,847)	(17)
Net income (loss) attributable to COPT common shareholders	$9,958	$20,916	$7,976	$18,175	$21,076	$57,025	$(2,875)
Amount allocable to share-based compensation awards	(112)	(95)	(117)	(125)	(100)	(449)	(419)
Numerator for diluted EPS	$9,846	$20,821	$7,859	$18,050	$20,976	$56,576	$(3,294)

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Net income	$11,356	$22,682	$19,207	$23,088	$26,603	$76,333	$15,655
Real estate-related depreciation and amortization	33,938	34,438	32,793	33,059	32,929	134,228	132,719
Impairment losses (recoveries) on previously depreciated operating properties	9,004	(159)	1,610	—	1,518	10,455	83,346
Gain on sales of previously depreciated operating properties	(4,452)	(8)	(12)	(19)	312	(4,491)	(33,789)
Depreciation and amortization on unconsolidated real estate JV (1)	311	310	311	311	311	1,243	518
FFO - per NAREIT (2)(3)	50,157	57,263	53,909	56,439	61,673	217,768	198,449
Preferred share dividends	—	—	(3,039)	(3,180)	(3,640)	(6,219)	(14,297)
Issuance costs associated with redeemed preferred shares	—	—	(6,847)	—	(17)	(6,847)	(17)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests (4)	(874)	(917)	(906)	(978)	(1,085)	(3,675)	(4,020)
Basic and diluted FFO allocable to share-based compensation awards	(198)	(215)	(185)	(216)	(208)	(814)	(694)
Basic and Diluted FFO available to common share and common unit holders (3)	48,920	55,966	42,767	51,900	56,558	199,553	178,761
Gain on sales of non-operating properties	—	(1,180)	—	(4,219)	(7,197)	(5,399)	(7,197)
Impairment losses (recoveries) on non-operating properties	4,655	(2)	15	—	36	4,668	18,045
Income tax expense associated with FFO comparability adjustments	800	—	—	—	—	800	—
(Gain) loss on interest rate derivatives	(191)	(34)	444	(453)	(725)	(234)	(378)
Loss on early extinguishment of debt	—	—	513	—	1,073	513	1,110
Issuance costs associated with redeemed preferred shares	—	—	6,847	—	17	6,847	17
Demolition costs on redevelopment properties	—	—	72	222	—	294	578
Executive transition costs	—	2	31	699	431	732	6,454
Diluted FFO comparability adjustments allocable to share-based compensation awards	(23)	5	(31)	14	26	(35)	(73)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$54,161	$54,757	$50,658	$48,163	$50,219	$207,739	$197,317

(1) FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 34.
(2) Please see reconciliation on page 35 for components of FFO per NAREIT.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
EPS Denominator:
Weighted average common shares - basic	99,304	99,112	99,036	98,411	95,066	98,969	94,502
Dilutive effect of forward equity sale agreements and share-based compensation awards	283	146	160	155	76	186	—
Weighted average common shares - diluted	99,587	99,258	99,196	98,566	95,142	99,155	94,502
Diluted EPS	$0.10	$0.21	$0.08	$0.18	$0.22	$0.57	$(0.03)

Weighted Average Shares for period ended:
Common Shares Outstanding	99,304	99,112	99,036	98,411	95,066	98,969	94,502
Dilutive effect of forward equity sale agreements and share-based compensation awards	283	146	160	155	76	186	92
Common Units	3,252	3,350	3,405	3,446	3,591	3,362	3,633
Denominator for diluted FFO per share and as adjusted for comparability	102,839	102,608	102,601	102,012	98,733	102,517	98,227
Weighted average common units	(3,252)	(3,350)	(3,405)	(3,446)	(3,591)	(3,362)	(3,633)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	—	—	—	(92)
Denominator for diluted EPS	99,587	99,258	99,196	98,566	95,142	99,155	94,502
Diluted FFO per share - NAREIT	$0.48	$0.55	$0.42	$0.51	$0.57	$1.95	$1.82
Diluted FFO per share - as adjusted for comparability	$0.53	$0.53	$0.49	$0.47	$0.51	$2.03	$2.01

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$54,161	$54,757	$50,658	$48,163	$50,219	$207,739	$197,317
Straight line rent adjustments and lease incentive amortization	(1,343)	(561)	1,517	433	1,294	46	1,500
Amortization of intangibles included in NOI	342	318	325	359	463	1,344	1,488
Share-based compensation, net of amounts capitalized	1,523	1,272	1,309	1,249	1,174	5,353	5,549
Amortization of deferred financing costs	443	554	922	1,009	1,093	2,928	4,573
Amortization of net debt discounts, net of amounts capitalized	350	347	343	339	336	1,379	1,312
Accum. other comprehensive loss on derivatives amortized to expense	54	53	36	—	—	143	—
Replacement capital expenditures (1)	(23,475)	(15,233)	(11,269)	(13,049)	(13,716)	(63,026)	(53,102)
Other diluted AFFO adjustments associated with real estate JVs (2)	(135)	(148)	(154)	(156)	(146)	(593)	(150)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$31,920	$41,359	$43,687	$38,347	$40,717	$155,313	$158,487
Replacement capital expenditures (1)
Tenant improvements and incentives	$14,804	$11,342	$6,148	$4,740	$8,000	$37,034	$45,020
Building improvements	9,241	3,865	5,972	3,230	7,064	22,308	22,026
Leasing costs	3,242	2,428	1,666	1,151	1,387	8,487	9,365
Net (exclusions from) additions to tenant improvements and incentives	(2,929)	(1,509)	626	6,796	871	2,984	(14,073)
Excluded building improvements	(853)	(893)	(3,143)	(2,868)	(3,606)	(7,757)	(8,817)
Excluded leasing costs	(30)	—	—	—	—	(30)	(419)
Replacement capital expenditures	$23,475	$15,233	$11,269	$13,049	$13,716	$63,026	$53,102

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 33 and COPT’s share of an unconsolidated real estate joint venture reported on page 34.

Corporate Office Properties Trust
Adjusted EBITDA
(in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Net income	$11,356	$22,682	$19,207	$23,088	$26,603	$76,333	$15,655
Interest expense	19,211	19,615	19,163	18,994	18,664	76,983	83,163
Income tax expense	953	57	48	40	272	1,098	244
Depreciation of furniture, fixtures and equipment	600	577	585	511	512	2,273	2,151
Real estate-related depreciation and amortization	33,938	34,438	32,793	33,059	32,929	134,228	132,719
Impairment losses (recoveries)	13,659	(161)	1,625	—	1,554	15,123	101,391
Loss on early extinguishment of debt	—	—	513	—	1,073	513	1,110
Gain on sales of operating properties	(4,452)	(8)	(12)	(19)	312	(4,491)	(33,789)
Gain on sales of non-operational properties	—	(1,180)	—	(4,219)	(7,197)	(5,399)	(7,197)
Net gain on investments in unconsolidated entities included in interest and other income	—	—	—	—	(117)	—	(149)
Business development expenses	1,116	737	995	938	1,167	3,786	4,823
Demolition costs on redevelopment properties	—	—	72	222	—	294	578
Adjustments from unconsolidated real estate JV (1)	577	577	575	572	578	2,301	993
Executive transition costs	—	2	31	699	431	732	6,454
Adjusted EBITDA	$76,958	$77,336	$75,595	$73,885	$76,781	$303,774	$308,146
Proforma NOI adjustment for property changes within period	(578)	(410)	421	(440)	39
In-place adjusted EBITDA	$76,380	$76,926	$76,016	$73,445	$76,820

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate JV (see page 34).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 12/31/2017
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,577	95.2%	95.8%
Howard County	35	2,759	96.5%	96.7%
Other	21	1,563	94.8%	96.2%
Total Fort Meade/BW Corridor	87	7,899	95.6%	96.2%
Northern Virginia (“NoVA”) Defense/IT	12	1,840	89.1%	89.5%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,253	87.7%	88.7%
Redstone Arsenal (Huntsville, Alabama)	7	651	98.2%	98.2%
Data Center Shells
Consolidated Properties	9	1,478	100.0%	100.0%
Unconsolidated JV Properties (3)	6	962	100.0%	100.0%
Total Defense/IT Locations	149	15,036	95.2%	95.7%
Regional Office	7	2,023	89.5%	90.6%
Core Portfolio	156	17,059	94.5%	95.1%
Other Properties	3	286	34.4%	44.0%
Total Portfolio	159	17,345	93.6%	94.2%
Consolidated Properties	153	16,383	93.2%	93.9%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	12/31/17
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Total Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/17	12/31/17
Core Portfolio:
Same Properties (3)	132	14,123	93.9%	94.4%	$437,679	91.4%	$68,368	$271,909
Properties Placed in Service (4)	17	1,949	96.2%	97.3%	32,684	6.8%	6,597	17,511
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,333	1.1%	1,299	5,188
Wholesale Data Center and Other	1	25	100.0%	100.0%	578	N/A	4,269	15,476
Total Core Portfolio	156	17,059	94.5%	95.1%	476,274	99.5%	80,533	310,084
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	727	11,818
Other Properties (Same Property)	3	286	34.4%	44.0%	2,558	0.5%	275	2,302
Total Portfolio	159	17,345	93.6%	94.2%	$478,832	100.0%	$81,535	$324,204
Consolidated Properties	153	16,383	93.2%	93.9%	$473,499	98.9%	$80,236	$319,016

	12/31/17
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Core Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/17	12/31/17
Core Portfolio:
Defense/IT Locations
Consolidated properties	143	14,074	94.9%	95.4%	$413,219	86.8%	$66,201	$253,008
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,333	1.1%	1,299	5,188
Total Defense/IT Locations	149	15,036	95.2%	95.7%	418,552	87.9%	67,500	258,196
Regional Office	7	2,023	89.5%	90.6%	57,722	12.1%	8,911	36,529
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,122	15,359
Total Core Portfolio	156	17,059	94.5%	95.1%	$476,274	100.0%	$80,533	$310,084

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $22.4 million as of 12/31/17. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Office and data center shell properties continually owned and 100% operational since at least 1/1/2016.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/2016.

(5)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 34 for additional disclosure regarding this joint venture.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,220	$61,254	$61,284	$60,855	$60,473	$245,613	$245,354
NoVA Defense/IT	12,126	12,190	11,095	11,707	12,560	47,118	48,964
Lackland Air Force Base	11,522	11,024	13,029	11,634	12,395	47,209	46,803
Navy Support	7,587	7,494	7,449	7,010	7,033	29,540	28,197
Redstone Arsenal	3,706	3,532	3,624	3,460	3,560	14,322	13,056
Data Center Shells-Consolidated	6,322	6,676	5,800	5,522	5,043	24,320	23,836
Total Defense/IT Locations	103,483	102,170	102,281	100,188	101,064	408,122	406,210
Regional Office	15,868	16,656	17,462	18,276	18,521	68,262	85,805
Wholesale Data Center	7,674	7,398	7,033	6,770	6,763	28,875	26,869
Other	660	1,007	1,521	1,533	1,651	4,721	7,080
Consolidated real estate revenues	$127,685	$127,231	$128,297	$126,767	$127,999	$509,980	$525,964

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,880	$41,546	$41,155	$40,335	$41,011	$164,916	$161,670
NoVA Defense/IT	8,202	7,847	6,876	7,255	8,046	30,180	31,140
Lackland Air Force Base	4,835	4,831	4,899	4,832	4,901	19,397	19,446
Navy Support	4,359	4,337	4,424	3,801	3,916	16,921	15,507
Redstone Arsenal	2,217	2,100	2,133	2,089	2,134	8,539	8,580
Data Center Shells
Consolidated properties	5,486	6,039	5,223	4,863	4,533	21,611	21,162
COPT’s share of unconsolidated real estate JV (1)	1,299	1,297	1,294	1,298	1,297	5,188	2,305
Total Defense/IT Locations	68,278	67,997	66,004	64,473	65,838	266,752	259,810
Regional Office	8,860	9,250	10,380	10,790	11,133	39,280	51,710
Wholesale Data Center	4,164	4,223	3,532	3,405	3,880	15,324	15,357
Other	233	690	1,047	878	883	2,848	3,862
NOI from real estate operations	$81,535	$82,160	$80,963	$79,546	$81,734	$324,204	$330,739

(1) See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,893	$41,837	$40,550	$40,481	$40,872	$164,761	$159,215
NoVA Defense/IT	7,530	8,310	7,195	7,046	7,766	30,081	30,536
Lackland Air Force Base	5,016	4,886	4,943	4,876	4,945	19,721	19,234
Navy Support	4,354	4,279	4,462	3,866	3,612	16,961	14,550
Redstone Arsenal	2,557	2,491	2,411	2,422	2,326	9,881	9,744
Data Center Shells
Consolidated properties	4,646	5,412	5,172	4,823	4,519	20,053	20,253
COPT’s share of unconsolidated real estate JV (1)	1,130	1,120	1,109	1,110	1,103	4,469	1,965
Total Defense/IT Locations	67,126	68,335	65,842	64,624	65,143	265,927	255,497
Regional Office	8,560	9,075	10,179	9,916	10,967	37,730	50,599
Wholesale Data Center	3,470	3,352	3,211	3,382	3,833	13,415	15,052
Other	263	580	839	624	739	2,306	3,389
Cash NOI from real estate operations	$79,419	$81,342	$80,071	$78,546	$80,682	$319,378	$324,537
Straight line rent adjustments and lease incentive amortization	1,027	244	(1,832)	(775)	(1,650)	(1,336)	(3,087)
Amortization of acquired above- and below-market rents	(287)	(263)	(270)	(303)	(315)	(1,123)	(895)
Amortization of below-market cost arrangements	(149)	(148)	(149)	(149)	(244)	(595)	(966)
Lease termination fees, gross	828	860	517	706	938	2,911	2,806
Tenant funded landlord assets	528	(52)	2,441	1,333	2,129	4,250	8,004
Cash NOI adjustments in unconsolidated real estate JV	169	177	185	188	194	719	340
NOI from real estate operations	$81,535	$82,160	$80,963	$79,546	$81,734	$324,204	$330,739

(1) See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Year Ended
			12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,506	96.3%	96.1%	96.0%	95.9%	95.5%	96.1%	95.2%
NoVA Defense/IT	11	1,600	87.5%	86.9%	86.3%	85.9%	84.0%	86.6%	81.9%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,254	85.6%	82.5%	80.9%	77.2%	73.3%	81.5%	73.0%
Redstone Arsenal	6	632	99.2%	99.7%	100.0%	97.6%	98.8%	99.1%	98.7%
Data Center Shells	1	155	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	125	12,100	94.5%	94.0%	93.7%	93.1%	92.3%	93.8%	91.8%
Regional Office	7	2,023	90.0%	92.5%	92.8%	93.5%	94.4%	92.2%	96.3%
Core Portfolio Same Properties	132	14,123	93.9%	93.8%	93.6%	93.2%	92.6%	93.6%	92.4%
Other Same Properties	3	286	32.5%	34.3%	44.0%	44.0%	44.0%	38.7%	43.8%
Total Same Properties	135	14,409	92.7%	92.6%	92.6%	92.2%	91.6%	92.5%	91.5%

Corporate Office Properties Trust Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,506	96.2%	96.4%	95.8%	96.0%	95.8%
NoVA Defense/IT	11	1,600	87.5%	87.0%	86.5%	85.9%	84.8%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,254	87.7%	82.5%	81.9%	78.1%	72.7%
Redstone Arsenal	6	632	99.2%	99.2%	100.0%	100.0%	96.3%
Data Center Shells	1	155	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	125	12,100	94.7%	94.2%	93.7%	93.4%	92.3%
Regional Office	7	2,023	89.5%	92.4%	92.5%	92.8%	95.1%
Core Portfolio Same Properties	132	14,123	93.9%	93.9%	93.6%	93.3%	92.7%
Other Same Properties	3	286	34.4%	29.4%	44.0%	44.0%	44.0%
Total Same Properties	135	14,409	92.8%	92.6%	92.6%	92.3%	91.8%

(1) Same office properties represent office and data center shell properties continually owned and 100% operational since at least 1/1/2016.

Corporate Office Properties Trust
Same Property Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Same property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$59,514	$58,761	$58,895	$59,441	$58,910	$236,611	$234,348
NoVA Defense/IT	11,030	11,120	11,096	11,004	11,019	44,250	41,533
Lackland Air Force Base	11,523	11,024	13,029	11,634	12,395	47,210	46,803
Navy Support	7,586	7,494	7,449	7,010	7,033	29,539	28,197
Redstone Arsenal	3,256	3,205	3,246	3,158	3,297	12,865	12,651
Data Center Shells	615	615	612	612	613	2,454	2,442
Total Defense/IT Locations	93,524	92,219	94,327	92,859	93,267	372,929	365,974
Regional Office	15,871	16,201	15,777	16,563	16,375	64,412	65,874
Other Properties	658	924	1,146	1,203	1,022	3,931	3,917
Same property real estate revenues	$110,053	$109,344	$111,250	$110,625	$110,664	$441,272	$435,765
Same property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,171	$40,005	$39,537	$39,792	$39,950	$159,505	$155,167
NoVA Defense/IT	7,190	6,969	7,051	6,959	7,100	28,169	26,297
Lackland Air Force Base	4,835	4,831	4,899	4,832	4,902	19,397	19,447
Navy Support	4,360	4,337	4,424	3,801	3,916	16,922	15,506
Redstone Arsenal	2,356	2,258	2,332	2,262	2,390	9,208	8,886
Data Center Shells	548	547	547	546	549	2,188	2,185
Total Defense/IT Locations	59,460	58,947	58,790	58,192	58,807	235,389	227,488
Regional Office	8,909	8,898	9,167	9,547	9,645	36,521	38,522
Other Properties	274	518	766	743	650	2,301	2,321
Same property NOI	$68,643	$68,363	$68,723	$68,482	$69,102	$274,211	$268,331

Corporate Office Properties Trust
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Same property cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,402	$40,653	$39,461	$39,965	$39,849	$160,481	$153,879
NoVA Defense/IT	7,575	7,476	7,369	6,989	7,044	29,409	26,226
Lackland Air Force Base	5,016	4,886	4,943	4,876	4,946	19,721	19,234
Navy Support	4,354	4,279	4,462	3,866	3,612	16,961	14,550
Redstone Arsenal	2,716	2,658	2,620	2,603	2,590	10,597	10,090
Data Center Shells	631	632	632	618	620	2,513	2,459
Total Defense/IT Locations	60,694	60,584	59,487	58,917	58,661	239,682	226,438
Regional Office	8,609	8,735	8,956	8,698	9,767	34,998	38,738
Other Properties	304	406	551	499	545	1,760	2,130
Same property cash NOI	$69,607	$69,725	$68,994	$68,114	$68,973	$276,440	$267,306
Straight line rent adjustments and lease incentive amortization	(1,635)	(1,760)	(1,000)	(156)	(1,288)	(4,551)	(6,561)
Amortization of acquired above- and below-market rents	(287)	(263)	(270)	(303)	(315)	(1,123)	(897)
Amortization of below-market cost arrangements	(146)	(147)	(146)	(146)	(239)	(585)	(956)
Lease termination fees, gross	828	860	517	706	601	2,911	2,279
Tenant funded landlord assets	276	(52)	628	267	1,370	1,119	7,160
Same property NOI	$68,643	$68,363	$68,723	$68,482	$69,102	$274,211	$268,331
Percentage change in total same property cash NOI (1)	0.9%					3.4%
Percentage change in Defense/IT Locations same property cash NOI (1)	3.5%					5.8%

(1) Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended December 31, 2017
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	331	62	21	—	—	413	25	—	438
Expiring Square Feet	393	62	25	—	—	480	89	1	570
Vacating Square Feet	63	—	4	—	—	66	64	1	132
Retention Rate (% based upon square feet)	84.1%	100.0%	84.4%	—%	—%	86.1%	28.2%	—%	76.9%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$15.51	$35.53	$1.61	$—	$—	$17.81	$2.20	$—	$16.91
Weighted Average Lease Term in Years	4.8	5.2	2.5	—	—	4.8	1.9	—	4.6
Average Rent Per Square Foot
Renewal Average Rent	$34.88	$36.38	$18.23	$—	$—	$34.27	$34.93	$—	$34.31
Expiring Average Rent	$32.32	$38.32	$20.12	$—	$—	$32.61	$31.55	$—	$32.55
Change in Average Rent	7.9%	(5.1)%	(9.4)%	—%	—%	5.1%	10.7%	—%	5.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$33.47	$38.00	$20.24	$—	$—	$33.48	$34.72	$—	$33.56
Expiring Cash Rent	$33.95	$46.57	$21.08	$—	$—	$35.19	$35.12	$—	$35.19
Change in Cash Rent	(1.4)%	(18.4)%	(4.0)%	—%	—%	(4.9)%	(1.1)%	—%	(4.6)%
Average escalations per year	2.6%	2.8%	1.9%	—%	—%	2.6%	1.3%	—%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	26	—	—	21	446	493	—	—	493
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$71.83	$—	$—	$75.78	$—	$7.07	$—	$—	$7.07
Weighted Average Lease Term in Years	8.0	—	—	14.0	10.0	10.1	—	—	10.1
Average Rent Per Square Foot	$29.58	$—	$—	$23.90	$17.27	$18.21	$—	$—	$18.21
Cash Rent Per Square Foot	$28.08	$—	$—	$22.12	$15.78	$16.71	$—	$—	$16.71
Other New Leases (3)
Leased Square Feet	99	3	24	—	—	126	46	28	199
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$61.59	$37.94	$46.72	$—	$—	$58.23	$45.93	$6.61	$48.27
Weighted Average Lease Term in Years	6.8	5.0	4.4	—	—	6.3	5.0	2.0	5.4
Average Rent Per Square Foot	$26.03	$29.60	$32.09	$—	$—	$27.26	$32.10	$19.80	$27.34
Cash Rent Per Square Foot	$25.70	$27.72	$32.95	$—	$—	$27.12	$31.18	$19.00	$26.93
Total Square Feet Leased	456	65	45	21	446	1,032	71	28	1,130
Average escalations per year	2.5%	2.8%	2.3%	2.5%	2.3%	2.4%	2.5%	3.0%	2.4%
Average escalations excl. data center shells									2.6%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude free rent concession.
(3) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Year Ended December 31, 2017
(square feet in thousands)

	Defense/IT Locations									As Adjusted (4)
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total	Ft Meade/BW Corridor	Total
Renewed Space
Leased Square Feet	957	237	146	242	155	1,737	101	37	1,875	832	1,750
Expiring Square Feet	1,082	240	158	247	155	1,882	347	86	2,315	956	2,190
Vacating Square Feet	124	3	13	5	—	145	246	49	440	124	440
Retention Rate (% based upon square feet)	88.5%	98.8%	92.0%	98.0%	100.0%	92.3%	29.2%	43.1%	81.0%	87.0%	79.9%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$11.83	$18.06	$6.59	$0.41	$—	$9.59	$13.60	$0.34	$9.63	$10.60	$8.88
Weighted Average Lease Term in Years	5.1	3.1	2.4	1.0	1.0	3.7	4.5	1.2	3.7	4.4	3.2
Average Rent Per Square Foot
Renewal Average Rent	$35.65	$37.76	$23.83	$20.74	$17.26	$31.22	$29.31	$18.86	$30.88	$33.96	$29.73
Expiring Average Rent	$32.16	$35.61	$23.08	$19.18	$14.27	$28.46	$27.25	$18.53	$28.20	$31.42	$27.56
Change in Average Rent	10.9%	6.0%	3.2%	8.1%	21.0%	9.7%	7.5%	1.8%	9.5%	8.1%	7.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.22	$38.14	$23.85	$20.74	$17.26	$30.49	$29.87	$18.82	$30.22	$32.93	$29.33
Expiring Cash Rent	$33.94	$40.62	$24.30	$20.23	$16.44	$30.57	$32.06	$19.62	$30.43	$33.02	$29.74
Change in Cash Rent	0.8%	(6.1)%	(1.9)%	2.5%	5.0%	(0.3)%	(6.8)%	(4.1)%	(0.7)%	(0.3)%	(1.4)%
Average escalations per year	2.5%	2.2%	1.4%	—%	—%	2.2%	1.2%	0.5%	2.1%	2.3%	2.0%
New Leases
Development and Redevelopment Space
Leased Square Feet	112	15	—	23	743	893	81	—	975	112	975
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$64.15	$89.27	$—	$69.82	$—	$11.38	$215.63	$—	$28.41	$64.15	$28.41
Weighted Average Lease Term in Years	7.7	7.5	—	13.1	10.8	10.4	16.3	—	10.9	7.7	10.9
Average Rent Per Square Foot	$29.12	$38.31	$—	$24.33	$17.74	$19.69	$93.09	$—	$25.81	$29.12	$25.81
Cash Rent Per Square Foot	$28.05	$37.56	$—	$22.70	$16.06	$18.10	$86.70	$—	$23.82	$28.05	$23.82
Other New Leases (3)
Leased Square Feet	184	30	102	—	—	317	81	34	431	184	431
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$59.16	$73.91	$32.33	$—	$—	$51.88	$53.36	$5.67	$48.55	$59.16	$48.55
Weighted Average Lease Term in Years	6.8	5.6	4.9	—	—	6.1	6.5	2.0	5.8	6.8	5.8
Average Rent Per Square Foot	$28.38	$29.09	$20.91	$—	$—	$26.03	$31.09	$19.71	$26.49	$28.38	$26.49
Cash Rent Per Square Foot	$27.66	$28.91	$21.04	$—	$—	$25.64	$30.29	$19.54	$26.04	$27.66	$26.04
Total Square Feet Leased	1,254	282	248	265	898	2,947	264	71	3,282	1,128	3,156
Average escalations per year	2.5%	2.4%	2.0%	1.4%	2.2%	2.3%	2.1%	2.0%	2.3%	2.3%	2.2%
Average escalations excl. data center shells									2.3%		2.2%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude rent concessions.
(3) Other New Leases includes acquired first generation space and vacated second generation space.
(4) Excludes a lease in holdover status as of 12/31/16 and executed in January 2017 that we included in our 2016 reporting on an as adjusted basis.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/17 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	1,599	$52,771	11.1%	$32.99
NoVA Defense/IT	33	735	0.2%	22.58
Navy Support	381	11,207	2.4%	29.42
Redstone Arsenal	11	235	—%	21.85
Regional Office	89	3,758	0.8%	42.34
2018	2,113	68,706	14.4%	32.53
Ft Meade/BW Corridor	1,545	51,929	10.9%	33.61
NoVA Defense/IT	346	13,086	2.7%	37.82
Navy Support	121	3,617	0.8%	29.90
Redstone Arsenal	285	7,397	1.6%	25.95
Data Center Shells-Consolidated properties	155	2,547	0.5%	16.44
Regional Office	209	5,747	1.2%	27.52
2019	2,661	84,323	17.7%	31.69
Ft Meade/BW Corridor	1,015	33,786	7.1%	33.27
NoVA Defense/IT	175	5,106	1.1%	29.16
Lackland Air Force Base	250	11,044	2.3%	44.12
Navy Support	112	3,698	0.8%	33.04
Redstone Arsenal	11	236	—%	21.14
Regional Office	81	2,537	0.5%	31.36
2020	1,644	56,407	11.8%	34.29
Ft Meade/BW Corridor	778	26,066	5.5%	33.50
NoVA Defense/IT	148	4,096	0.9%	27.73
Navy Support	183	5,518	1.2%	30.08
Redstone Arsenal	161	3,553	0.7%	22.06
Regional Office	42	1,251	0.3%	29.50
2021	1,312	40,484	8.5%	30.84
Ft Meade/BW Corridor	541	14,810	3.1%	27.40
NoVA Defense/IT	67	2,032	0.4%	30.38
Navy Support	119	2,587	0.5%	21.83
Redstone Arsenal	2	55	—%	29.31
Regional Office	489	15,387	3.2%	31.45
2022	1,218	34,871	7.3%	28.65
Thereafter
Consolidated Properties	6,219	186,150	39.1%	29.93
Unconsolidated JV Properties	962	5,333	1.1%	11.09
Core Portfolio	16,129	$476,274	99.5%	$29.86

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio	16,129	$476,274	99.5%	$29.86
Other Properties	98	2,558	0.5%	26.03
Total Portfolio	16,227	$478,832	100.0%	$29.84
Consolidated Portfolio	15,265	$473,499
Unconsolidated JV Properties	962	$5,333

Note: As of 12/31/17, the weighted average lease term is 4.7 years for the Core Portfolio, 4.7 for the Total Portfolio and 4.6 for the Consolidated Portfolio.

Wholesale Data Center

Year of Lease Expiration	Critical Load(MW)	Total Annualized Rental Revenue of Expiring Leases (3)(000's)
2018	0.11	$218
2019	2.00	4,097
2020	11.55	13,722
2021	0.05	570
2022	3.00	1,842
Thereafter	0.15	1,931
	16.86	$22,380

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/17 of 120,000 for the total portfolio, 92,000 Core Portfolio and 28,000 for Other Properties. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/17 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2018 Core Portfolio Quarterly Lease Expiration Analysis as of 12/31/17 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	636	$19,138	4.0%	$30.10
NoVA Defense/IT	4	118	—%	28.81
Navy Support	43	573	0.1%	13.26
Regional Office	75	3,319	0.7%	44.25
Q1 2018	758	23,148	4.8%	30.53
Ft Meade/BW Corridor	243	6,213	1.3%	25.59
Navy Support	52	1,143	0.2%	22.02
Q2 2018	295	7,356	1.5%	24.96
Ft Meade/BW Corridor	163	5,370	1.1%	33.01
NoVA Defense/IT	13	269	0.1%	20.55
Navy Support	129	3,228	0.7%	25.10
Redstone Arsenal	2	39	—%	23.16
Regional Office	3	111	—%	33.72
Q3 2018	310	9,017	1.9%	29.15
Ft Meade/BW Corridor	558	22,050	4.6%	39.51
NoVA Defense/IT	15	348	0.1%	22.64
Navy Support	157	6,264	1.3%	39.84
Redstone Arsenal	9	196	—%	21.60
Regional Office	10	329	0.1%	31.38
Q4 2018	749	29,187	6.1%	38.90

	2,113	$68,706	14.4%	$32.53

(1)
This expiration analysis reflects occupied space of our total portfolio and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/17.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/17 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 12/31/17 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$158,774	31.7%	5.0
Vadata Inc.		38,007	7.6%	8.5
The Boeing Company		21,080	4.2%	2.4
General Dynamics Corporation		17,593	3.5%	3.1
CSRA Inc.		11,513	2.3%	3.3
Northrop Grumman Corporation		11,140	2.2%	2.2
CareFirst, Inc.		10,492	2.1%	5.1
Booz Allen Hamilton, Inc.		10,219	2.0%	3.6
Wells Fargo & Company		8,494	1.7%	8.2
CACI Technologies, Inc.		7,486	1.5%	2.9
AT&T Corporation		6,229	1.2%	1.8
KEYW Corporation		6,105	1.2%	6.0
Miles & Stockbridge, PC		5,489	1.1%	9.7
The Raytheon Company		5,423	1.1%	1.7
University of Maryland		5,185	1.0%	2.8
Kratos Defense and Security Solutions		4,830	1.0%	2.3
Science Applications International Corp.		4,754	0.9%	2.4
The MITRE Corporation		4,418	0.9%	4.5
Transamerica Life Insurance Company		4,268	0.9%	4.0
Accenture Federal Services LLC		3,754	0.7%	1.9
Subtotal Top 20 Tenants		345,253	68.8%	5.1
All remaining tenants		155,959	31.2%	3.9
Total/Weighted Average		$501,212	100.0%	4.7

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For six properties owned through an unconsolidated JV, includes COPT’s share of those properties’ ARR of $5.3 million (see page 34 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 12/31/17, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/17, $2.2 million in ARR (or 1.4% of our ARR from the United States Government and 0.5% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

	Property Segment/Subsegment	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price
Quarter Ended 3/31/17
Herndon, Virginia Land	N/A	N/A	N/A	N/A	1/12/2017	N/A	$14,325
3120 Fairview Park Drive	NoVA Defense/IT	Merrifield	1	190	2/15/2017	87.2%	39,000
Subtotal - Quarter Ended 3/31/17			1	190			53,325
Quarter Ended 6/30/17
1334 Ashton Road	Fort Meade/BW Corridor	BWI South	1	37	6/9/2017	40.7%	2,300
Quarter Ended 9/30/17
Remaining White Marsh properties and land	Regional Office and Other	White Marsh	8	412	7/28/2017	94.8%	47,500

Quarter Ended 12/31/17
201 Technology Drive	Data Center Shells	Southwest Virginia	1	103	10/27/2017	100.0%	29,500
11751 Meadowville Lane	Data Center Shells	Richmond Southwest	1	193	10/27/2017	100.0%	44,000	(1)
7320 Parkway Drive	Fort Meade/BW Corridor	BWI South	1	57	12/15/2017	77.1%	7,529
Subtotal - Quarter Ended 12/31/17			3	353			81,029

Total 2017 Dispositions			13	992			$184,154

(1) We provided a financial guaranty to the buyer of this property under which we provided a limited indemnification for losses it could incur related to a potential defined capital event occurring on the property by 6/30/19. Accordingly, we did not recognize the sale of the property for accounting purposes (and will not until the guaranty expires) and we reported the sale price of the property, less sale costs, as a liability on our consolidated balance sheet as of 12/31/17. We do not expect to incur any losses under this financial guaranty.

Corporate Office Properties Trust
Summary of Construction Projects as of 12/31/17 (1)
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 12/31/17	as of 12/31/2017 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
540 National Business Parkway (4) Annapolis Junction, Maryland	Ft Meade/BW Corridor	145	49%	$43,712	$32,630	$19,023	1Q 17	1Q 18
DC 23 Northern Virginia	Data Center Shells	149	100%	21,347	498	—	3Q 18	3Q 18
BLC 1 Northern Virginia	Data Center Shells	149	100%	33,000	12,277	—	3Q 18	3Q 18
BLC 2 Northern Virginia	Data Center Shells	149	100%	33,110	12,201	—	4Q 18	4Q 18
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	71	0%	18,544	9,938	—	1Q 18	1Q 19
4100 Market Street Huntsville, Alabama	Redstone Arsenal	36	59%	7,466	1,014	—	2Q 18	2Q 19
4000 Market Street Huntsville, Alabama	Redstone Arsenal	43	0%	8,115	466	—	3Q 18	3Q 19
Total Under Construction		742	73%	165,294	69,024	19,023

Held for Lease to Government (1)
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	191	12%	54,352	41,237	41,237	(1)	(1)
NoVA Office B Northern Virginia	NoVA Defense/IT	161	0%	41,500	31,187	31,187	(1)	(1)
Total Held for Lease to Government		352	6%	95,852	72,424	72,424

Total Construction Projects		1,094	51%	$261,146	$141,448	$91,447

(1)
Includes properties under, or contractually committed for, construction as of 12/31/17 and 310 Sentinel Way and NOVA Office B, two properties that were complete but reported as construction projects since they were held for future lease to the United States Government. 310 Sentinel Way had 22,000 square feet occupied as of 12/31/17; as a result, this building and its occupied square footage were included in our 12/31/17 operating property statistics. Effective in 2018, both properties will be fully included in our operating property statistics and Same Properties pool.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 71,000 square feet were operational as of 12/31/17.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/17
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 1/3/2018	as of 12/31/17 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7142 Columbia Gateway (3) Columbia, Maryland	Ft Meade/BW Corridor	22	73%	$622	$3,296	$3,918	$1,387	$622	1Q 18	1Q 19

Corporate Office Properties Trust
Summary of Pre-leased Pre-construction Project as of 12/31/17 (4)
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 12/31/17	as of 12/31/17 (1)		Anticipated Construction Start Date	Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Anticipated Total Cost	Cost to Date

Property and Location
2100 L Street Washington, DC	Regional Office	190	43%	$170,000	$71,509	2Q 18	3Q 20	3Q 21

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	A portion of this property is undergoing redevelopment (22,000 of the 47,000 square feet).

(4)	The costs associated with the project on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 12/31/17
(square feet in thousands)

		Total Property			Square Feet Placed in Service in 2017					Space Placed in Service % Leased as of 12/31/17
	Property Segment	% Leased as of 12/31/17
Property and Location			Rentable Square Feet	Prior Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2017
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	100%	22	8	14	—	—	—	14	100%
1201 Winterson Road Linthicum, Maryland	Ft Meade/BW Corridor	72%	68	—	68	—	—	—	68	72%
Airport Landing Retail Buildings Linthicum, Maryland	Ft Meade/BW Corridor	100%	14	2	4	2	—	6	12	100%
Bethlehem Technology Park - DC 20 Manassas, Virginia	Data Center Shells	100%	216	—	—	216	—	—	216	100%
540 National Business Parkway Annapolis Junction, Maryland	Ft Meade/BW Corridor	49%	145	—	—	71	—	—	71	100%
2100 Rideout Road Huntsville, Alabama	Redstone Arsenal	66%	19	11	—	8	—	—	8	66%
Bethlehem Technology Park - DC 18 Manassas, Virginia	Data Center Shells	100%	216	—	—	—	216	—	216	100%
NoVA Office D Northern Virginia	NoVA Defense/IT	100%	240	—	—	—	240	—	240	100%
Paragon Park - DC 21 Sterling, Virginia	Data Center Shells	100%	149	—	—	—	—	149	149	100%
Paragon Park - DC 22 Sterling, Virginia	Data Center Shells	100%	149	—	—	—	—	149	149	100%
310 Sentinel Way (1) Annapolis Junction, Maryland	Ft Meade/BW Corridor	12%	191	—	—	—	—	22	22	100%
Total Construction/Redevelopment Placed Into Service		81%	1,429	21	86	297	456	326	1,165	98%

(1) As of 12/31/17, this property was complete but reported as a construction project since it was held for future lease to the United States Government. The amount reported above represents the square footage in the property that became occupied in 2017.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/17 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land Owned/Controlled for Future Development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	27	590
Other	133	1,494
Total Fort Meade/BW Corridor	356	4,190
NoVA Defense/IT	59	1,965
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (2)	422	4,005
Data Center Shells	41	636
Total Defense/IT Locations	990	11,938
Regional Office	10	900
Total land owned/controlled for future development	1,000	12,838	$284,272

Other land owned/controlled	150	1,638	4,495
Land held, net	1,150	14,476	$288,767

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction, redevelopment or pre-leased pre-construction as detailed on pages 25 and 26. The costs associated with the land included on this summary and our pre-leased pre-construction project included on page 26 are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	12/31/2017
Debt
Secured debt	6.2	4.11%	4.06%	$164,506
Unsecured debt	5.0	3.86%	4.08%	1,677,661
Total Consolidated Debt	5.1	3.88%	4.08%	$1,842,167

Fixed rate debt (2)	5.7	4.30%	4.18%	$1,716,167
Variable rate debt	3.4	2.74%	2.69%	126,000
Total Consolidated Debt				$1,842,167

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity
Common Shares				101,292
Common Units				3,251
Total Common Shares and Units				104,543

Closing Common Share Price on 12/29/17				$29.20
Common Equity Market Capitalization				$3,052,656

Total Equity Market Capitalization				$3,061,456

Total Market Capitalization				$4,903,623

Forward Equity Sale Agreements Capacity (4)				$221,934
(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $463.2 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Based on settlement value on remaining capacity as of 12/31/17.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	7/19/17
Moody’s	Baa3	Positive	8/9/17
Standard & Poor’s	BBB-	Stable	5/26/17

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/17
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$126,000	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$829	$—	Nov-19
Senior Unsecured Notes					7200 Redstone Gateway (3)	L + 1.85%		13,217	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		18,203	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		53,531	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	34,925	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (3)	3.82%		43,801	35,603	Jun-26
Unsecured Bank Term Loans					Total Secured Debt	4.11%		$164,506
2020 Maturity	L + 1.40%	100,000	May-20	(2)
2022 Maturity	L + 1.35%	250,000	Dec-22	(2)
Subtotal - Term Loans	2.73%	350,000
Other Unsecured Debt	—%	1,661	May-26
Total Unsecured Debt	3.86%	$1,677,661

Debt Summary
Total Unsecured Debt	3.86%	$1,677,661
Total Secured Debt	4.11%	164,506
Consolidated Debt	3.88%	$1,842,167
Net discounts and deferred
financing costs		(13,834)
Debt, per balance sheet		$1,828,333

Consolidated Debt		$1,842,167
COPT’s share of unconsolid. JV gross debt (5)		30,000
Gross debt		$1,872,167

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	See page 34 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/17 (continued)
_____________________________________________________________________________________________________________
(1) Revolving Credit Facility maturity of $126.0 million scheduled for 2019 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	12/31/2017		Term Loan Covenants (1)	Required	12/31/2017
Total Debt / Total Assets	< 60%	41.5%		Total Debt / Total Assets	< 60%	36.2%
Secured Debt / Total Assets	< 40%	3.7%		Secured Debt / Total Assets	< 40%	3.4%
Debt Service Coverage	> 1.5x	3.8x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.6x
Unencumbered Assets / Unsecured Debt	> 150%	243.0%		Unsecured Debt / Unencumbered Assets	< 60%	36.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	3.9x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 30	$1,872,167		# of unencumbered properties		143
Adjusted book	p. 37	$4,536,067		% of total portfolio		90%
Net debt / adjusted book ratio		41.0%		Unencumbered square feet in-service		14,866
Net debt plus pref. equity / adj. book ratio		41.2%		% of total portfolio		86%
Net debt	p. 37	$1,859,535		NOI from unencumbered real estate operations		$74,056
Net debt plus preferred equity	p. 37	$1,868,335		% of total NOI from real estate operations		91%
In-place adjusted EBITDA	p. 10	$76,380		Adjusted EBITDA from unencumbered real estate operations		$69,479
Net debt / in-place adjusted EBITDA ratio		6.1	x	% of total adjusted EBITDA from real estate operations		90%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.1	x	Unencumbered adjusted book		$4,127,533
Denominator for debt service coverage	p. 36	$19,799		% of total adjusted book		91%
Denominator for fixed charge coverage	p. 36	$20,996
Adjusted EBITDA	p. 10	$76,958
Adjusted EBITDA debt service coverage ratio		3.9	x
Adjusted EBITDA fixed charge coverage ratio		3.7	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 12/31/17
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 12/31/17 (2)	NOI for the Year Ended 12/31/17 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,390	$5,576	$55,769	$43,801	50%
Huntsville, AL:
LW Redstone Company, LLC (6 properties)	514	98.7%	98.7%	1,926	7,295	83,444	48,142	85%
Total/Average	756	99.1%	99.1%	$3,316	$12,871	$139,213	$91,943

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	521	$17,347	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	75,447	—	85%
Washington, DC:
Stevens Place	190	71,976	—	95%
Total	4,795	$164,770	$—

(1)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $54.5 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 12/31/17
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$25,066
Number of properties	6
Square feet	962
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$125,853	$62,927
Total Assets	$143,386	$71,693
Debt	$59,600	$29,800

	Three Months Ended 12/31/17		Year Ended 12/31/17
Operating information	Venture	COPT’s Share (1)	Venture	COPT’s Share (1)
Revenue	$2,965	$1,531	$11,794	$6,089
Operating expenses	(463)	(232)	(1,801)	(901)
NOI and EBITDA	2,502	1,299	9,993	5,188
Interest expense	(533)	(266)	(2,115)	(1,058)
Depreciation and amortization	(874)	(311)	(3,494)	(1,243)
Net income	$1,095	$722	$4,384	$2,887

NOI (per above)	$2,502	$1,299	$9,993	$5,188
Straight line rent adjustments	(243)	(169)	(1,055)	(719)
Cash NOI	$2,259	$1,130	$8,938	$4,469

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16

Gain on sales of real estate, net, per statements of operations	$4,452	$1,188	$12	$4,238	$6,885	$9,890	$40,986
Gain on sales of non-operating properties	—	(1,180)	—	(4,219)	(7,197)	(5,399)	(7,197)
Gain on sales of previously depreciated operating properties	$4,452	$8	$12	$19	$(312)	$4,491	$33,789

Impairment losses (recoveries), per statements of operations	$13,659	$(161)	$1,625	$—	$1,554	$15,123	$101,391
Impairment (losses) recoveries on previously depreciated operating properties	(9,004)	159	(1,610)	—	(1,518)	(10,455)	(83,346)
Impairment losses (recoveries) on non-operating properties	$4,655	$(2)	$15	$—	$36	$4,668	$18,045

NOI from real estate operations (1)
Real estate revenues	$127,685	$127,231	$128,297	$126,767	$127,999	$509,980	$525,964
Real estate property operating expenses	(47,449)	(46,368)	(48,628)	(48,519)	(47,562)	(190,964)	(197,530)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,299	1,297	1,294	1,298	1,297	5,188	2,305
NOI from real estate operations	81,535	82,160	80,963	79,546	81,734	324,204	330,739
General and administrative expenses	(5,552)	(5,692)	(6,017)	(6,747)	(6,211)	(24,008)	(30,095)
Leasing expenses	(1,447)	(1,676)	(1,842)	(1,864)	(1,578)	(6,829)	(6,458)
Business development expenses and land carry costs	(1,646)	(1,277)	(1,597)	(1,693)	(1,747)	(6,213)	(8,244)
NOI from construction contracts and other service operations	853	998	823	548	1,024	3,222	2,883
Impairment (losses) recoveries on non-operating properties	(4,655)	2	(15)	—	(36)	(4,668)	(18,045)
Equity in (loss) income of unconsolidated non-real estate entities	(2)	(1)	(1)	(1)	(1)	(5)	20
Interest and other income	1,501	1,508	1,583	1,726	1,567	6,318	5,444
Loss on early extinguishment of debt	—	—	(513)	—	(1,073)	(513)	(1,110)
Gain on sales of non-operating properties	—	1,180	—	4,219	7,197	5,399	7,197
Interest expense	(19,211)	(19,615)	(19,163)	(18,994)	(18,664)	(76,983)	(83,163)
COPT’s share of interest expense of unconsolidated real estate JV	(266)	(267)	(264)	(261)	(267)	(1,058)	(475)
Income tax expense	(953)	(57)	(48)	(40)	(272)	(1,098)	(244)
FFO - per NAREIT (1)	$50,157	$57,263	$53,909	$56,439	$61,673	$217,768	$198,449

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 34 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Total interest expense	$19,211	$19,615	$19,163	$18,994	$18,664	$76,983	$83,163
Less: Amortization of deferred financing costs	(443)	(554)	(922)	(1,009)	(1,093)	(2,928)	(4,573)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(350)	(347)	(343)	(339)	(336)	(1,379)	(1,312)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(54)	(53)	(36)	—	—	(143)	—
Gain (loss) on interest rate derivatives	191	34	(444)	453	725	234	378
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	260	261	258	255	261	1,034	465
Denominator for interest coverage	18,815	18,956	17,676	18,354	18,221	73,801	78,121
Scheduled principal amortization	984	965	955	958	941	3,862	5,395
Denominator for debt service coverage	19,799	19,921	18,631	19,312	19,162	77,663	83,516
Capitalized interest	1,032	1,055	1,611	1,531	1,419	5,229	5,723
Preferred share dividends - redeemable non-convertible	—	—	3,039	3,180	3,640	6,219	14,297
Preferred unit distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$20,996	$21,141	$23,446	$24,188	$24,386	$89,771	$104,196

Preferred share dividends	$—	$—	$3,039	$3,180	$3,640	$6,219	$14,297
Preferred unit distributions	165	165	165	165	165	660	660
Common share dividends - unrestricted shares	27,747	27,282	27,241	27,219	26,991	109,489	104,811
Common share dividends - restricted shares	112	95	117	125	100	449	419
Common unit distributions	894	895	936	936	987	3,661	3,990
Total dividends/distributions	$28,918	$28,437	$31,498	$31,625	$31,883	$120,478	$124,177

Common share dividends - unrestricted shares	$27,747	$27,282	$27,241	$27,219	$26,991	$109,489	$104,811
Common unit distributions	894	895	936	936	987	3,661	3,990
Dividends and distributions for payout ratios	$28,641	$28,177	$28,177	$28,155	$27,978	$113,150	$108,801

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Total Assets	$3,578,484	$3,559,772	$3,574,887	$3,739,366	$3,780,885
Accumulated depreciation	786,193	759,262	755,208	732,371	706,385
Accumulated depreciation included in assets held for sale	—	24,903	8,148	7,104	9,566
Accumulated amort. of real estate intangibles and deferred leasing costs	193,151	187,219	183,199	218,336	210,692
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	1,874	9,951	9,259	11,575
COPT’s share of liabilities of unconsolidated real estate JV	29,908	30,028	29,888	30,037	29,873
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	3,189	2,627	2,064	1,501	938
Less: Disposed property included in assets held for sale (1)	(42,226)	—	—	—	—
Less: Cash and cash equivalents	(12,261)	(10,858)	(10,606)	(226,470)	(209,863)
Less: COPT’s share of cash of unconsolidated real estate JV	(371)	(376)	(377)	(370)	(283)
Adjusted book	$4,536,067	$4,554,451	$4,552,362	$4,511,134	$4,539,768

Gross debt (page 30)	$1,872,167	$1,917,201	$1,942,216	$1,949,221	$1,950,229
Less: Cash and cash equivalents	(12,261)	(10,858)	(10,606)	(226,470)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(371)	(376)	(377)	(370)	(283)
Net debt	$1,859,535	$1,905,967	$1,931,233	$1,722,381	$1,740,083
Preferred equity	8,800	8,800	8,800	181,300	207,883
Net debt plus preferred equity	$1,868,335	$1,914,767	$1,940,033	$1,903,681	$1,947,966

(1)
We provided a financial guaranty to the buyer of this property under which we provided a limited indemnification for losses it could incur related to a potential defined capital event occurring on the property by 6/30/19. Accordingly, we did not recognize the sale of the property for accounting purposes (and will not until the guaranty expires) and we reported the sale price of the property, less sale costs, as a liability on our consolidated balance sheet as of 12/31/17. We do not expect to incur any losses under this financial guaranty.

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint venture cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the joint venture and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, gain (loss) on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate joint venture (“JV”)
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that

Corporate Office Properties Trust
Definitions

were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.
NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio

Corporate Office Properties Trust
Definitions

These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI and Same Property Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — As of December 31, 2017, includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics. In prior reporting periods, this segment also included suburban properties that did not meet these characteristics (that were since disposed).

Same Properties — Operating office and data center shell properties continually owned and 100% operational since at least 1/1/16, excluding properties held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated joint venture.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS 4Q AND FULL YEAR 2017 RESULTS

COLUMBIA, MD February 8, 2018-Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2017.

Management Comments
“Our strong fourth quarter topped off an excellent year of leasing achievement that included nearly one million square feet in the development portfolio and leasing over 400,000 square feet of vacant space in operating properties. As a result, our total portfolio occupancy increased 150 basis points during the year, to 93.6% at December 31, 2017,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “We exceeded our disposition goal and recycled capital through the sale of two assets located in non-core markets. Our portfolio is now essentially 100% strategic, so growth from our consistent pipeline of low-risk, accretive developments will no longer be offset by dilutive sales. Our new leasing pipeline remains strong with over one million square feet of new leasing prospects. We are confident that the continued bipartisan support in Congress to increase defense spending at a healthy pace will create an expanding set of growth opportunities on which we will capitalize.”

Financial Highlights

4th Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.10 for the quarter ended December 31, 2017 as compared to $0.22 for the fourth quarter of 2016.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.48 for the fourth quarter of 2017 as compared to $0.57 for the fourth quarter of 2016.

•	FFOPS, as adjusted for comparability, was $0.53 for the quarter ended December 31, 2017 and $0.51 for the fourth quarter of 2016.

Full Year 2017 Financial Results:

•	EPS for the year ended December 31, 2017 was $0.57 as compared to a diluted loss per share of $(0.03) for 2016.

•	Per NAREIT’s definition, FFOPS for 2017 was $1.95 as compared to $1.82 for 2016.

•	FFOPS, as adjusted for comparability, for 2017 was $2.03 as compared to $2.01 for 2016.

Adjustments for comparability exclude gains and losses from certain investing and financing activities and certain other items that the Company believes are not closely correlated to (or associated with) its operating performance.

i

Operating Performance Highlights

Portfolio Summary:

•	At December 31, 2017, the Company’s core portfolio of 156 operating office and data center shell properties was 94.5% occupied and 95.1% leased.

•
During the quarter, the Company placed 326,000 square feet of development into service that, at December 31, 2017, were 100% leased. During the year, the Company placed 1.2 million square feet into service that were 98% leased at year-end.

Same-Property Performance:

•	At December 31, 2017, COPT’s same-property portfolio of 135 buildings was 92.8% occupied and 93.4% leased.

•
For the quarter ended December 31, 2017, the Company’s same-property cash NOI increased 0.9% as compared to the quarter ended December 31, 2016. For the full year, same-property cash NOI grew 3.4% versus 2016.

Leasing: During 2017, the Company leased 3.2 million square feet, including 975,000 square feet of development leasing. Details are as follows:

•
Square Feet Leased-For the quarter ended December 31, 2017, the Company leased 1.1 million total square feet, including 438,000 square feet of renewing leases, 199,000 square feet of new leases on vacant space, and 493,000 square feet in development projects. For the year ended December 31, 2017, the Company completed 3.2 million square feet of leasing, comprised of 1.8 million square feet of renewing leases, 431,000 square feet of vacancy leasing, and 975,000 square feet in development projects.

•
Renewal Rates-During the fourth quarter, the Company renewed 86% of expiring Defense/IT leases, and 77% of total expiring leases. For the year, the Company renewed 92% of expiring Defense/IT leases and achieved an 80% renewal rate overall.

•
Rent Spreads & Average Escalations on Renewing Leases-For the quarter ended December  31, 2017, rents on renewed space increased 5.4% on a GAAP basis and declined 4.6% on a cash basis; average escalations on renewing leases in the fourth quarter were 2.6%. For the year, GAAP rents on renewing leases increased 7.9% and cash rents decreased 1.4%. Average annual escalations on renewals completed during 2017 were 2.0%.

•
Lease Terms-In the fourth quarter, lease terms averaged 4.6 years on renewing leases, 5.4 years on new leasing, and 10.1 years on development leasing, for a weighted average lease term of 7.1 years on all leasing. For the full year ended December 31, 2017, lease terms averaged 3.2 years on renewing leases, 5.8 years on new leasing, and 10.9 years on development leasing, for a weighted average lease term of 5.9 years on all leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
The Company has seven properties totaling 742,000 square feet under construction that, at December 31, 2017, were 73% leased. These projects have a total estimated cost of $165.3 million, of which $69.0 million has been incurred.

•
The Company also has two completed properties that total 352,000 square feet which are being held for the U.S. Government and which currently are 6% leased. Including these two projects, the Company’s construction pipeline totals 1.1 million square feet and is 51% leased.

•
COPT has one project under redevelopment totaling 22,000 square feet that is 73% leased. Excluding the project’s historical net basis of $622,000, the Company has invested $1.4 million of the $3.3 million total incremental cost planned.

Pre-Construction. The Company has one property under pre-construction at December 31, 2017. The project is expected to total 190,000 square feet, is 43% pre-leased, and is expected to cost $170 million. Construction is expected to commence during the second quarter of 2018.

Dispositions. During 2017, the Company completed $184 million of dispositions, including non-strategic land and 13 operating properties totaling 992,000 square feet that, on average, were 91.8% occupied at the time of sale.

Balance Sheet and Capital Transaction Highlights

•
As of December 31, 2017, the Company’s net debt plus preferred equity to adjusted book ratio was 41.2% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.1x. For the quarter ended December 31, 2017, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.7x.

•
As of December 31, 2017 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%. Additionally, 93% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 5.1 years.

•
In January 2017, the Company redeemed all $26.6 million outstanding shares of its 5.600% Series K Convertible Preferred Shares. In June, the Company redeemed all $172.5 million of its 7.375% Series L Cumulative Preferred Shares.

•
During the first half of the year, the Company issued 591,000 common shares at a weighted average price of $33.84 per share under its existing at-the-market (“ATM”) stock offering program, netting $19.7 million of proceeds. COPT’s remaining capacity under this ATM program is an aggregate gross sales price of $70.0 million in common share sales.

•	In November 2017, the Company entered into a $285 million forward equity sale contract. In late December, COPT issued 1.7 million common shares pursuant to the agreement for $50 million of proceeds.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2017 conference call, the details of which are provided below. An accompanying slide presentation can be viewed on and downloaded from the ‘Investors’ section of the Company’s website (www.copt.com).

Conference Call Information
Management will discuss fourth quarter and full year 2017 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, February 9, 2018
Time:12:00 p.m. Eastern Time
Telephone Number (within the U.S.): 855-463-9057
Telephone Number (outside the U.S.): 661-378-9894
Passcode: 8784659

The conference call will also be available via live webcast in the ‘Investors’ section of the Company’s website at www.copt.com.

Replay Information
A replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, February 9, through 3:00 p.m. Eastern Time on Friday, February 23. To access the replay within the United States, please call 855-859-2056 and use passcode 8784659. To access the replay outside the United States, please call 404-537-3406 and use passcode 8784659. A replay of the conference call will also be available immediately after the call on the ‘Investors’ section of the Company’s website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2017, the Company derived 88% of core portfolio annualized revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of December 31, 2017 and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 156 office and data center shell properties encompassed 17.1 million square feet and was 95.1% leased. As of the same date, the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	possible adverse changes in tax laws;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Revenues
Real estate revenues	$127,685	$127,999	$509,980	$525,964
Construction contract and other service revenues	36,882	13,992	102,840	48,364
Total revenues	164,567	141,991	612,820	574,328
Expenses
Property operating expenses	47,449	47,562	190,964	197,530
Depreciation and amortization associated with real estate operations	33,938	32,929	134,228	132,719
Construction contract and other service expenses	36,029	12,968	99,618	45,481
Impairment losses	13,659	1,554	15,123	101,391
General and administrative expenses	5,552	6,211	24,008	30,095
Leasing expenses	1,447	1,578	6,829	6,458
Business development expenses and land carry costs	1,646	1,747	6,213	8,244
Total operating expenses	139,720	104,549	476,983	521,918
Operating income	24,847	37,442	135,837	52,410
Interest expense	(19,211)	(18,664)	(76,983)	(83,163)
Interest and other income	1,501	1,567	6,318	5,444
Loss on early extinguishment of debt	—	(1,073)	(513)	(1,110)
Income (loss) before equity in income of unconsolidated entities and income taxes	7,137	19,272	64,659	(26,419)
Equity in income of unconsolidated entities	720	718	2,882	1,332
Income tax expense	(953)	(272)	(1,098)	(244)
Gain on sales of real estate	4,452	6,885	9,890	40,986
Net income	11,356	26,603	76,333	15,655
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(325)	(793)	(1,936)	155
Preferred units in the OP	(165)	(165)	(660)	(660)
Other consolidated entities	(908)	(912)	(3,646)	(3,711)
Net income attributable to COPT	9,958	24,733	70,091	11,439
Preferred share dividends	—	(3,640)	(6,219)	(14,297)
Issuance costs associated with redeemed preferred shares	—	(17)	(6,847)	(17)
Net income (loss) attributable to COPT common shareholders	$9,958	$21,076	$57,025	$(2,875)
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$9,958	$21,076	$57,025	$(2,875)
Amount allocable to share-based compensation awards	(112)	(100)	(449)	(419)
Numerator for diluted EPS	$9,846	$20,976	$56,576	$(3,294)
Denominator:
Weighted average common shares - basic	99,304	95,066	98,969	94,502
Dilutive effect of forward equity sale agreements and share-based compensation awards	283	76	186	—
Weighted average common shares - diluted	99,587	95,142	99,155	94,502
Diluted EPS	$0.10	$0.22	$0.57	$(0.03)

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net income	$11,356	$26,603	$76,333	$15,655
Real estate-related depreciation and amortization	33,938	32,929	134,228	132,719
Impairment losses on previously depreciated operating properties	9,004	1,518	10,455	83,346
Gain on sales of previously depreciated operating properties	(4,452)	312	(4,491)	(33,789)
Depreciation and amortization on unconsolidated real estate JV	311	311	1,243	518
Funds from operations (“FFO”)	50,157	61,673	217,768	198,449
Preferred share dividends	—	(3,640)	(6,219)	(14,297)
Noncontrolling interests - preferred units in the OP	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(874)	(1,085)	(3,675)	(4,020)
Issuance costs associated with redeemed preferred shares	—	(17)	(6,847)	(17)
Basic and diluted FFO allocable to share-based compensation awards	(198)	(208)	(814)	(694)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	48,920	56,558	199,553	178,761
Gain on sales of non-operating properties	—	(7,197)	(5,399)	(7,197)
Impairment losses on non-operating properties	4,655	36	4,668	18,045
Income tax expense associated with FFO comparability adjustments	800	—	800	—
Gain on interest rate derivatives	(191)	(725)	(234)	(378)
Loss on early extinguishment of debt	—	1,073	513	1,110
Issuance costs associated with redeemed preferred shares	—	17	6,847	17
Demolition costs on redevelopment properties	—	—	294	578
Executive transition costs	—	431	732	6,454
Diluted FFO comparability adjustments allocable to share-based compensation awards	(23)	26	(35)	(73)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	54,161	50,219	207,739	197,317
Straight line rent adjustments and lease incentive amortization	(1,343)	1,294	46	1,500
Amortization of intangibles included in net operating income	342	463	1,344	1,488
Share-based compensation, net of amounts capitalized	1,523	1,174	5,353	5,549
Amortization of deferred financing costs	443	1,093	2,928	4,573
Amortization of net debt discounts, net of amounts capitalized	350	336	1,379	1,312
Accum. other comprehensive loss on derivatives amortized to expense	54	—	143	—
Replacement capital expenditures	(23,475)	(13,716)	(63,026)	(53,102)
Other diluted AFFO adjustments associated with real estate JVs	(135)	(146)	(593)	(150)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$31,920	$40,717	$155,313	$158,487
Diluted FFO per share	$0.48	$0.57	$1.95	$1.82
Diluted FFO per share, as adjusted for comparability	$0.53	$0.51	$2.03	$2.01
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2017	December 31, 2016
Balance Sheet Data
Properties, net of accumulated depreciation	$3,141,105	$3,073,362
Total assets	3,578,484	3,780,885
Debt, per balance sheet	1,828,333	1,904,001
Total liabilities	2,103,773	2,163,242
Redeemable noncontrolling interest	23,125	22,979
Equity	1,451,586	1,594,664
Net debt to adjusted book	41.0%	38.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	156	152
Total net rentable square feet owned (in thousands)	17,059	16,301
Occupancy %	94.5%	92.9%
Leased %	95.1%	94.4%

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2017		2016		2017		2016
Payout ratios
Diluted FFO	58.5%		49.5%		56.7%		60.9%
Diluted FFO, as adjusted for comparability	52.9%		55.7%		54.5%		55.1%
Diluted AFFO	89.7%		68.7%		72.9%		68.6%
Adjusted EBITDA fixed charge coverage ratio	3.7	x	3.1	x	3.4	x	3.0	x
Net debt to in-place adjusted EBITDA ratio (2)	6.1	x	5.7	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.1	x	6.3	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	99,587		95,142		99,155		94,502
Weighted average common units	3,252		3,591		3,362		3,633
Anti-dilutive EPS effect of share-based compensation awards	—		—		—		92
Denominator for diluted FFO per share and as adjusted for comparability	102,839		98,733		102,517		98,227

(1)
Represents Defense/IT Locations and Regional Office properties, and includes six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$27,747	$26,991	$109,489	$104,811
Common unit distributions	894	987	3,661	3,990
Dividends and distributions for payout ratios	$28,641	$27,978	$113,150	$108,801

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$11,356	$26,603	$76,333	$15,655
Interest expense	19,211	18,664	76,983	83,163
Income tax expense	953	272	1,098	244
Real estate-related depreciation and amortization	33,938	32,929	134,228	132,719
Depreciation of furniture, fixtures and equipment	600	512	2,273	2,151
Impairment losses	13,659	1,554	15,123	101,391
Loss on early extinguishment of debt	—	1,073	513	1,110
Gain on sales of operating properties	(4,452)	312	(4,491)	(33,789)
Gain on sales of non-operational properties	—	(7,197)	(5,399)	(7,197)
Net gain on investments in unconsolidated entities included in interest and other income	—	(117)	—	(149)
Business development expenses	1,116	1,167	3,786	4,823
Demolition costs on redevelopment properties	—	—	294	578
Adjustments from unconsolidated real estate JV	577	578	2,301	993
Executive transition costs	—	431	732	6,454
Adjusted EBITDA	$76,958	$76,781	$303,774	$308,146
Proforma net operating income adjustment for property changes within period	(578)	39
In-place adjusted EBITDA	$76,380	$76,820

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$19,211	$18,664	$76,983	$83,163
Less: Amortization of deferred financing costs	(443)	(1,093)	(2,928)	(4,573)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(350)	(336)	(1,379)	(1,312)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(54)	—	(143)	—
Gain on interest rate derivatives	191	725	234	378
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	260	261	1,034	465
Scheduled principal amortization	984	941	3,862	5,395
Capitalized interest	1,032	1,419	5,229	5,723
Preferred share dividends	—	3,640	6,219	14,297
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$20,996	$24,386	$89,771	$104,196

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$14,804	$8,000	$37,034	$45,020
Building improvements	9,241	7,064	22,308	22,026
Leasing costs	3,242	1,387	8,487	9,365
Net (exclusions from) additions to tenant improvements and incentives	(2,929)	871	2,984	(14,073)
Excluded building improvements	(853)	(3,606)	(7,757)	(8,817)
Excluded leasing costs	(30)	—	(30)	(419)
Replacement capital expenditures	$23,475	$13,716	$63,026	$53,102

Same property cash NOI	$69,607	$68,973	$276,440	$267,306
Straight line rent adjustments and lease incentive amortization	(1,635)	(1,288)	(4,551)	(6,561)
Amortization of acquired above- and below-market rents	(287)	(315)	(1,123)	(897)
Amortization of below-market cost arrangements	(146)	(239)	(585)	(956)
Lease termination fee, gross	828	601	2,911	2,279
Tenant funded landlord assets	276	1,370	1,119	7,160
Same property NOI	$68,643	$69,102	$274,211	$268,331

	December 31, 2017	December 31, 2016
Reconciliation of total assets to adjusted book
Total assets	$3,578,484	$3,780,885
Accumulated depreciation	786,193	706,385
Accumulated depreciation included in assets held for sale	—	9,566
Accumulated amortization of real estate intangibles and deferred leasing costs	193,151	210,692
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	11,575
COPT’s share of liabilities of unconsolidated real estate JV	29,908	29,873
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	3,189	938
Less: Disposed property included in assets held for sale	(42,226)	—
Less: Cash and cash equivalents	(12,261)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(371)	(283)
Adjusted book	$4,536,067	$4,539,768

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,872,167	$1,950,229
Less: Cash and cash equivalents	(12,261)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(371)	(283)
Net debt	$1,859,535	$1,740,083
Preferred equity	8,800	207,883
Net debt plus preferred equity	$1,868,335	$1,947,966

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